UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 16, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 16, 2007, Doral Financial Corporation issued a press release reporting various matters in connection with its proposed $610 million recapitalization transaction with Doral Holdings Delaware, LLC. A copy of the press release referred to above is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Additional Information and Where to Find It
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DORAL FINANCIAL ON JUNE 18, 2007, AS SUPPLEMENTED ON JUNE 29, 2007, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement at the Internet worldwide website maintained by the Commission at http://www.sec.gov. In addition, documents filed by Doral Financial are available at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and security holders may call the Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of Doral Financial’s filings with the Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Olga.mayoral@doralfinancial.com
Lucienne Gigante
Vice President
Vice President
Investor Relations
Corporate Communications
Lucienne.gigante@doralfinancial.com
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1          Press release dated July 16, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: July 16, 2007	By: Name:	/s/ Marangal I. Domingo Marangal I. Domingo
	Title:	Executive Vice President and
Chief Financial Officer